UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Agreement

On January 28, 2022, Inpixon (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with the holder (the “Warrant Holder”) of certain existing warrants of the Company (the “Existing Warrants”), which were exercisable for an aggregate of 49,305,088 shares of the Company’s common stock. Pursuant to the Exchange Agreement, the Company has agreed to issue to the Warrant Holder an aggregate of 13,811,407 shares of common stock (collectively, the “Exchange Common Shares”) and rights (the “Rights”) to receive an aggregate of 3,938,424 shares of common stock (collectively, the “Reserved Shares” and together with the Exchange Common Shares, the “Exchange Shares”) in exchange for the Existing Warrants (the “Warrant Exchange”), in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the Exchange Agreement, the Rights may be exercised by the Warrant Holder for the Reserved Shares, in whole or in part, at any time or times on or after the date of the Exchange Agreement, subject to certain beneficial ownership limitations. Following the consummation of the Exchange, the Existing Warrants will be cancelled and no further shares will be issuable pursuant to the Existing Warrants.

On any Trading Day (as defined in the Existing Warrants) during the period commencing on the date of of the Exchange Agreement and ending on March 29, 2022 (such period, the “Restricted Period”), the Warrant Holder will not sell on such Trading Day, in the aggregate, any Exchange Shares in an aggregate amount representing more than 10% of the daily composite trading volume of common stock as reported by Bloomberg, LP on such applicable Trading Day.

A copy of the Exchange Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Exchange Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Exchange Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Warrant Exchange will be completed, and the shares of common stock issued and to be issued in exchange for the Existing Warrants will be issued, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

As of January 28, 2022, after taking into account the issuance of the Exchange Common Shares, the Company has 138,252,330 shares of common stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Exchange Agreement, dated January 28, 2022, by and between Inpixon and the Warrant Holder
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: January 28, 2022	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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